Exhibit 31.1

CERTIFICATION
OF CHIEF EXECUTIVE OFFICER PURSUANT TO RULES 13a-14(a)/15d-14(a)
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Todd D. Montgomery, certify that:

1. I have reviewed this Annual Report on Form 10-KSB for the fiscal year ended June 30, 2008 of Silver Reserve Corp. (“Silver Reserve” or the “small business issuer”);

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

4. Silver Reserve's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for Silver Reserve and have:

a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to Silver Reserve, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b) Evaluated the effectiveness of Silver Reserve 's disclosure controls and procedures and presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c) Disclosed in this report any change in Silver Reserve’s internal control over financial reporting that occurred during Silver Reserve's most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, Silver Reserve 's internal control over financial reporting; and

5. Silver Reserve's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to Silver Reserve 's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

a) All significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect Silver Reserve's ability to record, process, summarize and report financial information; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in Silver Reserve's internal control over financial reporting.

Dated: September 19, 2008

/s/ Todd D. Montgomery
Todd D. Montgomery
Chief Executive Officer and Director (Chief Executive Officer of Silver Reserve Corp.)

A signed original of this written statement required by Section 906 has been provided to Silver Reserve Corp. and will be retained by Silver Reserve Corp. and furnished to the Securities and Exchange Commission or its staff upon request.